Exhibit 1.1
$100,000,000
Avatar Holdings Inc.
7.50% Senior Convertible Notes due 2016
UNDERWRITING AGREEMENT
January 31, 2011
Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019
Ladies and Gentlemen:
          Avatar Holdings Inc., a Delaware corporation (the “Company”), proposes to issue and sell to you, as the sole underwriter (the “Underwriter”), $100,000,000 principal amount of the Company’s 7.50% Senior Convertible Notes due 2016 (the “Securities”) on the terms set forth in Section 2 of this agreement (this “Agreement”). The Securities will be convertible into shares of the Company’s common stock, par value $1.00 per share (the “Underlying Securities”). The Securities will (i) have the terms and provisions that are summarized in the Pricing Disclosure Package (as defined below) and the Prospectus (as defined below) and (ii) be issued pursuant to an indenture, dated as of February 4, 2011 (the “Base Indenture”), between the Company and Wilmington Trust FSB, as trustee (the “Trustee”). Certain terms of the Securities will be established pursuant to a first supplemental indenture to the Base Indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). This is to confirm the agreement concerning the purchase of the Securities from the Company by the Underwriter.
          1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:
     (a) A registration statement on Form S-3 (File No. 333-161498) relating to the Securities has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Company to you as the Underwriter. As used in this Agreement:
     (i) “Applicable Time” means 8:00 a.m. (New York City time), on February 1, 2011;
     (ii) “Effective Date” means any date as of which any part of such registration statement relating to the Securities became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations;
     (iii) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Securities;
     (iv) “Preliminary Prospectus” means any preliminary prospectus relating to the Securities included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including any preliminary prospectus supplement thereto relating to the Securities;
     (v) “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus and each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time as identified on Schedule 2 hereto, other than a road show that is an Issuer Free Writing Prospectus under Rule 433 of the Rules and Regulations;
     (vi) “Prospectus” means the final prospectus relating to the Securities, including any prospectus supplement thereto relating to the Securities, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and
     (vii) “Registration Statement” means, collectively, the various parts of such registration statement, each as amended as of the Effective Date for such part, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.
Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) prior to or on the date hereof (including, for purposes hereof, any documents incorporated by reference therein prior to or on the date hereof). Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company on Form 10-K filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted, or, to the Company’s knowledge, threatened by the Commission.
     (b) The Company was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Securities, is not on the date hereof and will not be on the Delivery Date an “ineligible issuer” (as defined in Rule 405). The Company has been since the time of initial filing of the Registration Statement and continues to be eligible to use Form S-3 for the offering of the Securities.
     (c) The Registration Statement conformed and will conform in all material respects on the Effective Date and on the Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act, the Rules and Regulations and the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (the “Trust Indenture Act”). The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) and on the Delivery Date to the requirements of the Securities Act and the Rules and Regulations. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.
     (d) The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for inclusion therein, which information is specified in Section 8(e).
     (e) The Prospectus will not, as of its date and on the Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for inclusion therein, which information is specified in Section 8(e).
     (f) The documents incorporated by reference in any Preliminary Prospectus or the Prospectus did not, and any further documents filed and incorporated by reference therein, through the Delivery Date, will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (g) The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for inclusion therein, which information is specified in Section 8(e).
     (h) Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433), when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (i) Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Company has not made any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriter, except as set forth on Schedule 2 hereto. The Company has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations.
     (j) Each “significant subsidiary” (as defined under Regulation S-X of the Rules and Regulations) of the Company (each, a “Subsidiary” and collectively, the “Subsidiaries”) is listed on Schedule 3 to this Agreement. Each Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is qualified to transact business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would neither have nor reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties, business or prospects of the Company and its Subsidiaries taken as a whole (a “Material Adverse Effect”); each of the Company and its Subsidiaries has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged. The Company does not own or control, directly or indirectly, any subsidiary other than the subsidiaries listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the most recent fiscal year and certain other subsidiaries that, when considered in the aggregate, would not constitute a “significant subsidiary” (as defined under Regulation S-X of the Rules and Regulations).
     (k) The Company has a duly authorized and validly issued outstanding capitalization as set forth in the “Capitalization” section of each of the most recent Preliminary Prospectus and the Prospectus, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform in all material respects to the description thereof contained in the most recent Preliminary Prospectus and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right. All of the Company’s options and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued, conform in all material respects to the description thereof contained in the most recent Preliminary Prospectus and were issued in compliance with federal and state securities laws. All of the issued shares of capital stock of each Subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (l) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture. The Indenture has been duly qualified under the Trust Indenture Act and has been duly and validly authorized by the Company, and upon its execution and delivery and, assuming due authorization, execution and delivery by the Trustee, will constitute the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Indenture conforms to the description thereof in each of the Pricing Disclosure Package and the Prospectus.
     (m) The Company has all requisite corporate power and authority to execute, issue, sell and perform its obligations under the Securities. The Securities are substantially in the form contemplated by the Indenture, have been duly authorized by the Company and, when duly executed by the Company in accordance with the terms of the Indenture, assuming due authentication of the Securities by the Trustee, upon delivery to the Underwriter against payment therefor in accordance with the terms hereof, will be validly issued and delivered and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Securities conform in all material respects to the description thereof in each of the Pricing Disclosure Package and the Prospectus.
     (n) The Company has all the requisite corporate power and authority to issue the Underlying Securities issuable upon conversion of the Securities. The Underlying Securities have been duly and validly authorized and reserved for issuance by the Company and, and when issued upon conversion of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid and non-assessable, and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights.

     (o) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Indenture. This Agreement and the Indenture has been duly and validly authorized, executed and delivered by the Company.
     (p) The execution, delivery and performance of this Agreement, the Securities and the Indenture by the Company, the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in the most recent Preliminary Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company and its Subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject; (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Company or any of its Subsidiaries; or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets, except in the cases of (i) and (iii) could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (q) No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or regulatory body having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets is required for the execution, delivery and performance of this Agreement, the Securities or the Indenture by the Company, the consummation of the transactions contemplated hereby (including the issuance of the Underlying Securities upon conversion thereof), the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in the most recent Preliminary Prospectus, except for the registration of the Securities under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act, applicable state securities laws in connection with the purchase and sale of the Securities by the Underwriter (other than such consents, approvals, authorizations, registrations or qualifications that have been obtained or made as of the date hereof), and such as may be required by the bylaws or rules of The NASDAQ Stock Market LLC.
     (r) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act, other than that certain Registration Rights Agreement by and among the Company and certain affiliates of JEN Partners LLC, dated October 25, 2010.

     (s) The Company has not sold or issued any securities that would be integrated with the offering of the Securities contemplated by this Agreement pursuant to the Securities Act, the Rules and Regulations or the interpretations thereof by the Commission.
     (t) Except as disclosed in the most recent Preliminary Prospectus, neither the Company nor any of its Subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and since such date, neither the Company nor any of its Subsidiaries has been in material default in the payment of principal or interest on any long-term debt obligation and there has not been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries, or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and its Subsidiaries taken as a whole other than the sale of the Securities contemplated hereby or options, restricted stock units or stock units issued pursuant to employee or director equity incentive plans approved by Company’s stockholders, in each case except as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (u) Except as disclosed in the most recent Preliminary Prospectus, since the date as of which information is given in the most recent Preliminary Prospectus, the Company has not (i) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (ii) entered into any material transaction not in the ordinary course of business or (iii) declared or paid any dividend on its capital stock.
     (v) The historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the most recent Preliminary Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly, in all material respects, the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved; provided, however, that the unaudited financial statements are subject to normal year-end audit adjustments (which are not expected to be material) and do not contain all footnotes required under generally accepted accounting principles.
     (w) Ernst & Young LLP, who have certified certain financial statements of the Company and its consolidated Subsidiaries, whose report appears in the most recent Preliminary Prospectus or is incorporated by reference therein and who have delivered the initial letter referred to in Section 7(f) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations, and were independent public accountants as required by the Securities Act and the Rules and Regulations during the periods covered by the financial statements on which they reported contained or incorporated by reference in the most recent Preliminary Prospectus.
     (x) The statistical and market-related data included in the most recent Preliminary Prospectus and the consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the most recent Preliminary Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.
     (y) Neither the Company nor any Subsidiary is, and as of the Delivery Date and, after giving effect to the offer and sale of the Securities and the application of the proceeds therefrom as described under “Use of Proceeds” in the most recent Preliminary Prospectus and the Prospectus, none of them will be, (i) an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).
     (z) Except as disclosed in the most recent Preliminary Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property or assets of the Company or any of its Subsidiaries is the subject that could, in the aggregate, reasonably be expected to have a Material Adverse Effect or could, in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement or the Indenture or the consummation of the transactions contemplated hereby; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.
     (aa) No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described under the Act or by the Rules and Regulations in the most recent Preliminary Prospectus which is not so described.
     (bb) Neither the Company nor any Subsidiary is a party to any collective bargaining agreement or employs any member of a union. The Company and each Subsidiary believe that their relations with their employees are good. No executive officer of the Company (as defined in Rule 501(f) promulgated under the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. No labor problem or dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries’ principal suppliers, contractors or customers, which problem, dispute or labor disturbance could result, individually or in the aggregate, in a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.

     (cc) Each material employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its Affiliates for employees or former employees of the Company and its Subsidiaries, or to which the Company or any of its Subsidiaries has any liability thereunder (a “Company Benefit Plan”), has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no action, dispute, claim, suit or proceeding is pending or, to the knowledge of the Company, threatened with respect to any Company Benefit Plan (other than claims for benefits in the ordinary course) that could result in a material liability to the Company; no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred that could result in a material liability to the Company with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.
     (dd) (i) The Company and each of its Subsidiaries have filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions; (ii) The Company and each of its Subsidiaries have paid all taxes required to be paid in connection with subsection (i) above; (iii) No tax deficiency has been determined adversely to the Company or any of its Subsidiaries, and (iv) The Company and each of its Subsidiaries have no knowledge of any tax deficiencies, except as could not, in the cases of clauses (ii), (iii) and (iv), in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (ee) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.
     (ff) Except as disclosed in the most recent Preliminary Prospectus, neither the Company nor any of its Subsidiaries (i) is in violation of its charter or by-laws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (gg) Except as disclosed in the most recent Preliminary Prospectus, there is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.
     (hh) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that, in reference to the Company and its Subsidiaries on a consolidated basis, (a) transactions are executed in accordance with management’s general or specific authorization; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) that are designed to ensure that material information relating to the Company and its Subsidiaries is made known to the Company’s principal executive officer and the Company’s principal financial officer or persons performing similar functions by others within the Company or any Subsidiary, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system. The audit committee of the Company’s Board of Directors has been advised by the Company’s outside auditors (and the Company has, in turn, advised the Underwriter) of (i) any significant deficiencies in the design or operation of internal controls which are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that are reasonably likely to materially affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.
     (ii) The Company and each of its Subsidiaries have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are currently necessary under applicable law to own their properties and conduct their businesses in the manner described in the most recent Preliminary Prospectus, except for any of the foregoing that could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in the most recent Preliminary Prospectus, each of the Company and its Subsidiaries has fulfilled and performed all of its obligations with respect to the Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing as set forth in this sentence that could not reasonably be expected to have a Material Adverse Effect.
     (jj) Except as disclosed in the most recent Preliminary Prospectus, (a) the Company and each Subsidiary owns or has obtained valid and enforceable licenses or options for the material inventions, patent applications, patents, trademarks (both registered and unregistered), trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of its respective business as currently conducted or as proposed to be conducted in the most recent Preliminary Prospectus; and (b) (i) there are no third parties who have any ownership rights or other claims to any Intellectual Property that is owned by, or has been licensed to, the Company or any Subsidiary for the products and services of the Company and its Subsidiaries described in the most recent Preliminary Prospectus that would preclude the Company or any Subsidiary from conducting its business as currently conducted and have or reasonably be expected to have a Material Adverse Effect, except for the ownership rights of the owners of the Intellectual Property licensed or optioned by the Company or any Subsidiary; (ii) there are currently no sales of any products or the provision of services that would constitute an infringement by third parties of any Intellectual Property owned, licensed or optioned by the Company or any Subsidiary, which infringement would have or reasonably be expected to have a Material Adverse Effect; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the rights of the Company or any Subsidiary in or to any Intellectual Property owned, licensed or optioned by the Company or any Subsidiary, other than claims that would neither have nor reasonably be expected to have a Material Adverse Effect; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property owned, licensed or optioned by the Company or any Subsidiary, other than actions, suits, proceedings and claims that would neither have nor reasonably be expected to have a Material Adverse Effect; and (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any Subsidiaries infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary right of others, other than actions, suits, proceedings and claims that would neither have nor reasonably be expected to have a Material Adverse Effect.
     (kk) The Company and its Subsidiaries are (a) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (b) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (c) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business. Neither the Company nor any of its Subsidiaries has been named a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended. In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business. There has been no storage, disposal, generation, manufacture, transportation, handling or treatment of toxic wastes, hazardous wastes or hazardous substances by the Company or to its knowledge, any Subsidiary (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or any Subsidiary in material violation of any Environmental Law, ordinance, rule, regulation, order, judgment, decree or permit or that would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind into such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any Subsidiary or with respect to which the Company or any Subsidiary have knowledge; the terms “hazardous wastes”, “toxic wastes”, “hazardous substances”, and “medical wastes” shall have the meanings specified in applicable Environmental Laws
     (ll) No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as described in the most recent Preliminary Prospectus.
     (mm) Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
     (nn) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.
     (oo) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (pp) The Company has not distributed and, prior to the later to occur of the Delivery Date and completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Underwriter has consented in accordance with Section 5(a)(vi) and any Issuer Free Writing Prospectus set forth on Schedule 2 hereto.
     (qq) The Company has not taken and will not take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
     (rr) The Company has applied for listing of the Underlying Securities and expects the Underlying Securities to be approved for listing on The NASDAQ Stock Market.
     (ss) Each of the Company and its Subsidiaries has good and marketable title to all real property described in the most recent Preliminary Prospectus as being owned by it and good and marketable title to the leasehold estate in the real property described therein as being leased by it, free and clear of all liens, charges, encumbrances or restrictions, except, in each case, as described in the most recent Preliminary Prospectus or such as would not, individually or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the most recent Preliminary Prospectus. All leases, contracts and agreements, including those referred to in the most recent Preliminary Prospectus to which the Company or any of its Subsidiaries is a party or by which any of them is bound are valid and enforceable against the Company or any such Subsidiary, are valid and enforceable against the other party or parties thereto and are in full force and effect, except where the failure to be valid and enforceable against the other party or other parties thereto or to be in full force and effect would not, in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the most recent Preliminary Prospectus.
     (tt) The Company and each Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are reasonable, including, but not limited to, insurance covering all real and personal property owned or leased by the Company, all of which insurance is in full force and effect, except as would neither have nor be expected to have a Material Adverse Effect. The Company and its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects and there are no claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, which denials or defenses if resolved adversely to the Company would result, individually or in the aggregate, in a Material Adverse Effect. Neither the Company nor any Subsidiary has been refused any material insurance coverage sought or applied for and has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.
     (uu) Neither the Company nor any of is subsidiaries has or guarantees any debt securities or preferred Securities that are rated by a “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act.
          Any certificate signed by any officer of the Company and delivered to the Underwriter or counsel for the Underwriter in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Underwriter.
          2. Purchase of the Securities by the Underwriter. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to issue and sell $100,000,000 principal amount of the Securities to the Underwriter, and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, the Underwriter agrees to purchase $100,000,000 principal amount of the Securities, at a purchase price of 95.75% of the principal amount of the 7.50% Senior Convertible Notes due 2016 (the “Purchase Price”).
          The Company shall not be obligated to deliver any of the Securities to be delivered on the Delivery Date, except upon payment for all such Securities to be purchased on the Delivery Date as provided herein.

          3. Offering of Securities by the Underwriter. The Underwriter proposes to offer the Securities for sale upon the terms and conditions to be set forth in the Prospectus.
          4. Delivery of and Payment for the Securities. Delivery of and payment for the Securities shall be made at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Underwriter and the Company. This date and time are sometimes referred to as the “Delivery Date.”
          The Securities will be delivered to the Underwriter, or the Trustee as custodian for The Depository Trust Company (“DTC”), against payment by or on behalf of the Underwriter of the purchase price therefor by wire transfer in immediately available funds, by causing DTC to credit the applicable Securities to the account of the Underwriter at DTC. The Securities will be evidenced by one or more global securities in definitive form (the “Global Securities”) or by additional definitive securities, and will be registered, in the case of the Global Securities, in the name of Cede & Co. as nominee of DTC, and in the other cases, in such names and in such denominations as the Underwriter shall request prior to 9:30 A.M., New York City time, on the second business day preceding the Delivery Date. The Securities to be delivered to the Underwriter shall be made available to the Underwriter in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Delivery Date. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the Underwriter hereunder.
          5. Further Agreements of the Company and the Underwriter. (a) The Company agrees:
     (i) To prepare the Prospectus in a form approved by the Underwriter and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the Delivery Date except as provided herein; to advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Underwriter with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; to advise the Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the

Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;
     (ii) To furnish promptly, upon request, to the Underwriter and to counsel for the Underwriter a copy of the signed Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;
     (iii) To deliver promptly, upon request, to the Underwriter such number of the following documents as the Underwriter shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (C) each Issuer Free Writing Prospectus and (D) any document incorporated by reference in any Preliminary Prospectus or the Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Securities or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Underwriter and, upon its request, to file such document and to prepare and furnish without charge to the Underwriter and to any dealer in securities as many copies as the Underwriter may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance;
     (iv) To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Underwriter, be required by the Securities Act or requested by the Commission;
     (v) At any time prior to the Delivery Date, prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, any document incorporated by reference in the Prospectus or any amendment to any document incorporated by reference in the Prospectus, to furnish a copy thereof to the Underwriter and counsel for the Underwriter and obtain the consent of the Underwriter to the filing (which consent will not be unreasonably withheld);
     (vi) Not to make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriter.
     (vii) To comply with all applicable requirements of Rule 433 with respect to any Issuer Free Writing Prospectus; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Underwriter and, upon its request, to file such document and to prepare and furnish without charge to the Underwriter as many copies as the Underwriter may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;
     (viii) As soon as practicable after the Effective Date and in any event not later than 16 months after the date hereof, to make generally available to the Company’s security holders and to deliver to the Underwriter an earnings statement of the Company and its Subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations;
     (ix) Promptly from time to time to take such action as the Underwriter may reasonably request to qualify the Securities for offering and sale under the securities laws of Canada and such other jurisdictions as the Underwriter may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject; and
     (x) For a period commencing on the date hereof and ending on the 90th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding securities, options or rights not issued under one of those plans), or sell or grant options or rights with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options pursuant to option plans existing on the date hereof), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company (other than any registration statement on Form S-8) or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Barclays Capital Inc., and to cause each officer, director and stockholder of the Company set forth on Schedule 1 hereto to furnish to the Underwriter, prior to the Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”); notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in this paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless Barclays Capital Inc. waives such extension in writing;
     (xi) To apply the net proceeds from the sale of the Securities being sold by the Company as set forth in the Prospectus;
     (xii) To cooperate with the Underwriter and use its best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the DTC;
     (xiii) To comply with all the terms and conditions of all agreements set forth in the representation letters of the Company to DTC relating to the approval of the Securities by DTC for “book-entry” transfer;
     (xiv) To reserve and keep available at all times, free of pre-emptive rights, shares of common stock for the purpose of enabling the Company to satisfy all obligations to issue the Underlying Securities upon conversion of the Securities and to use its best efforts to cause the Underlying Securities to be listed on The NASDAQ Stock Market;
     (xv) Between the date hereof and the Delivery Date, not to do or authorize, any act or thing that would result in an adjustment of the conversion price, as defined in the Prospectus; and
     (xvi) To prepare a final term sheet containing only a description of the Securities, in a form approved by the Underwriter and attached as Exhibit C hereto and file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheet, the “Final Term Sheet”), any such Final Term Sheet being an Issuer Free Writing Prospectus for purposes of this Agreement.
          (b) The Underwriter agrees that it:
     (i) shall not include any “issuer information” (as defined in Rule 433) in any “free writing prospectus” (as defined in Rule 405) used or referred to by the Underwriter without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (x) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus and (y) “issuer information,” as used in this

Section 6(b)(i), shall not be deemed to include information prepared by or on behalf of the Underwriter on the basis of or derived from issuer information; and
     (ii) will not make any offer relating to the Securities that would constitute a “free writing prospectus,” as defined in Rule 405 required to be filed with the Commission without the prior consent of the Company; provided the consent of the Company shall be deemed to have been given with respect to the use by the Underwriter of any Issuer Free Writing Prospectus set forth on Schedule 2 hereto.
          6. Expenses. The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Securities and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Securities; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement; (d) the production and distribution of this Agreement and the Indenture, and any other related documents in connection with the offering, purchase, sale and delivery of the Securities; (e) any required review by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the terms of sale of the Securities (including related fees and expenses of counsel to the Underwriter, which expenses of counsel are incurred solely in connection with any such FINRA review); (f) the fees and expenses associated with listing of the Underlying Securities on The NASDAQ Stock Market LLC and the fees and expenses of the registrar and transfer agent of the Common Stock; (g) the approval of the Securities by DTC for “book-entry” transfer (including fees and expenses of counsel); (h) the obligations of the Trustee, any agent of the Trustee and the counsel for the Trustee in connection with the Indenture and the Securities; (i) the qualification of the Securities under the securities laws of the several jurisdictions as provided in Section 5(a)(ix) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriter); (j) the preparation, printing and distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in Canada, often in the form of a Canadian “wrapper” (including related fees and expenses of Canadian counsel to the Underwriter); (k) the investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including, without limitation, expenses associated with any electronic roadshow, travel and lodging expenses of the representatives and officers of the Company and the cost of any aircraft chartered in connection with the road show; and (l) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in Section 11, the Underwriter shall pay its own costs and expenses, including the costs and expenses of its counsel, any transfer taxes on the Securities which it may sell and the expenses of advertising any offering of the Securities made by the Underwriter.
          7. Conditions of Underwriter’s Obligations. The obligations of the Underwriter are subject to the accuracy, when made and on the Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions (the “Closing”):
     (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i); the Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.
     (b) The Underwriter shall not have discovered and disclosed to the Company on or prior to the Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the belief of Hogan Lovells US LLP, counsel for the Underwriter, is material or omits to state a fact which, in the belief of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.
     (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Indenture, the Securities, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriter, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.
     (d) Akerman Senterfitt LLP, counsel for the Company, and Patricia K. Fletcher, Esq., general counsel to the Company, shall have furnished to the Underwriter their respective written opinions, addressed to the Underwriter and dated the Delivery Date, in form and substance reasonably satisfactory to the Underwriter, substantially in the form attached hereto as Exhibit B-1 and Exhibit B-2.
     (e) The Underwriter shall have received from Hogan Lovells US LLP, counsel for the Underwriter, such opinion or opinions, dated the Delivery Date, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.
     (f) At the time of execution of this Agreement, the Underwriter shall have received from Ernst & Young LLP a letter, in form and substance satisfactory to the Underwriter, addressed to the Board of Directors of the Company and the Underwriter and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.
     (g) With respect to the letter of Ernst & Young LLP referred to in the preceding paragraph and delivered to the Underwriter concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Underwriter a letter (the “bring-down letter”) of such accountants, addressed to the Company’s Board of Directors and the Underwriter and dated the Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.
     (h) The Company shall have furnished to the Underwriter a certificate, dated the Delivery Date, of its Principal Financial Officer of the Company stating that:
     (i) The representations, warranties and agreements of the Company in Section 1 are true and correct on and as of the Delivery Date, and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Delivery Date;
     (ii) No stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officer, threatened; and
     (iii) He has carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in his opinion, (A) (1) the Registration Statement, as of the Effective Date and as of the date of this Agreement, (2) the Prospectus, as of its date and on the Delivery Date, or (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth.
     (i) Except as described in the most recent Preliminary Prospectus, (i) neither the Company nor any of its Subsidiaries shall have sustained, since the execution of this Agreement, any loss or interference with its business from fire, explosion, flood or other calamity whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and its Subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, in the sole judgment of the Underwriter, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered on the Delivery Date on the terms and in the manner contemplated in the Prospectus.
     (j) [Reserved].
     (k) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Securities Exchange, the American Securities Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Underwriter, impracticable or inadvisable to proceed with the public offering or delivery of the Securities being delivered on the Delivery Date on the terms and in the manner contemplated in the Prospectus.
     (l) The NASDAQ Stock Market shall have approved the Underlying Securities for listing.
     (m) The Company and the Trustee shall have executed and delivered the Indenture, and the Underwriter shall have received an original copy thereof, duly executed by the Company and the Trustee.

     (n) The Lock-Up Agreements between the Underwriter and the officers, directors and stockholders of the Company set forth on Schedule 1, delivered to the Underwriter on or before the date of this Agreement, shall be in full force and effect on the Delivery Date.
          All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.
          8. Indemnification and Contribution.
     (a) Each of the Company and each of its Subsidiaries shall jointly and severally indemnify and hold harmless the Underwriter, its directors, officers and employees and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Securities), to which the Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405) used or referred to by the Underwriter or (D) any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”) or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information or any Non-Prospectus Road Show, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information or any Non-Prospectus Road Show, in reliance upon and in conformity with written information concerning the Underwriter furnished to the Company by the Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to the Underwriter or to any director, officer, employee or controlling person of the Underwriter.

     (b) The Underwriter shall indemnify and hold harmless the Company, its directors, officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Underwriter furnished to the Company by the Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e). The foregoing indemnity agreement is in addition to any liability that the Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.
     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 8 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.
     (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriter, on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriter, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriter, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriter with respect to the Securities purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Securities underwritten by it exceeds the amount of any damages that such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     (e) The Underwriter confirms and the Company acknowledges and agrees that the statements regarding delivery of shares by the Underwriter set forth on the cover page of, and the concession and reallowance figures and the paragraph relating to stabilization by the Underwriter appearing under the caption “Underwriting” in, the most recent Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning such Underwriter furnished in writing to the Company by or on behalf of the Underwriter specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show.
          9. [Reserved.]
          10. Termination. The obligations of the Underwriter hereunder may be terminated by the Underwriter by notice given to and received by the Company prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Sections 7(i) or 7(k) shall have occurred.
          11. Reimbursement of Underwriter’s Expenses. If the Company shall fail to tender the Securities for delivery to the Underwriter for any reason or (b) the Underwriter shall decline to purchase the Securities for any reason permitted under this Agreement, the Company will reimburse the Underwriter for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriter in connection with this Agreement and the proposed purchase of the Securities (which shall not exceed $75,000 without the prior written consent of the Company), and upon demand the Company shall pay such amount thereof to the Underwriter. If this Agreement is terminated by reason of the default of the Underwriter, the Company shall not be obligated to reimburse the Underwriter on account of those expenses.
          12. Research Analyst Independence. The Company acknowledges that the Underwriter’s research analysts and research departments are required to be independent from its investment banking divisions and are subject to certain regulations and internal policies, and that the Underwriter’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of its investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriter with respect to any conflict of interest that may arise from the fact that the views expressed by its independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by the Underwriter’s investment banking divisions. The Company acknowledges that the Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.
          13. No Fiduciary Duty. The Company acknowledges and agrees that in connection with this offering, sale of the Securities or any other services the Underwriter may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriter: (i) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriter, on the other, exists; (ii) the Underwriter is not acting as advisors, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Securities, and such relationship between the Company, on the one hand, and the Underwriter, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriter may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriter and its affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that the Company may have against the Underwriter with respect to any breach of fiduciary duty in connection with this offering.
          14. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:
     (a) if to the Underwriter, shall be delivered or sent by mail or facsimile transmission to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: 646-834-8133), with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019; and
     (b) if to the Company, shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Patricia Kimball Fletcher (Fax: 305-441-7876), with a copy (which shall not constitute notice) to: Akerman Senterfitt, One Southeast Third Avenue, 25th Floor, Miami, Florida 33131, Attention: Stephen Roddenberry (Fax: 305-374-5095).

Any such statements, requests, notices or agreements shall take effect at the time acceptance or refusal to accept occurs. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given by the Underwriter.
          15. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the indemnities of the Company contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriter and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriter contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.
          16. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriter contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.
          17. Definition of the Term “Business Day”. For purposes of this Agreement, “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.
          18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
          19. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, a complete set of which, when taken together, shall be deemed to be one original, and shall become effective when one ore more counterparts have been signed by each party hereto and delivered to the other parties. Facsimile and pdf signature shall be deemed original signatures.
          20. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

          If the foregoing correctly sets forth the agreement between the Company and the Underwriter, please indicate your acceptance in the space provided for that purpose below.

Very truly yours, Avatar Holdings Inc.
By:	/s/ Patricia Kimball Fletcher
	Name:	Patricia Kimball Fletcher
	Title:	Executive Vice President

Avatar Properties Inc.
By:	/s/ Patricia Kimball Fletcher
	Name:	Patricia Kimball Fletcher
	Title:	Executive Vice President
Signature Page to Underwriting Agreement

Accepted:
Barclays Capital Inc.

By:	/s/ Paul Robinson
Authorized Representative
Signature page to Underwriting Agreement

SCHEDULE 1
PERSONS DELIVERING LOCK-UP AGREEMENTS
Directors
Allen J. Anderson
Paul D. Barnett
Milton Dresner
Roger W. Einiger
Gerald D. Kelfer
Reuben S. Leibowitz
Joshua Nash
Kenneth T. Rosen
Joel M. Simon
Beth A. Stewart
Officers
Jon M. Donnell
Patricia Kimball Fletcher
Juanita I. Kerrigan
Joseph Carl Mulac, III
Michael P. Rama
Stockholders
ODAV LLC
JEN I, L.P.
Jen Residential LP
JEN Partners, LLC

SCHEDULE 2
ISSUER FREE WRITING PROSPECTUSES
1.	Final Term Sheet, dated February 1, 2011, relating to the Securities

SCHEDULE 3

Name of Subsidiary	State or Other Jurisdiction of

Incorporation/Organization

Avatar Properties Inc.	Florida

Exhibit A
LOCK-UP LETTER AGREEMENT
Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019
Ladies and Gentlemen:
          The undersigned understands that you (the “Underwriter”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriter of 7.50% Senior Convertible Notes due 2016 (the “Securities”) of Avatar Holdings Inc., a Delaware corporation (the “Company”), which Securities are convertible into shares of Common Stock, par value $1.00 per share (the “Common Stock”), of the Company, and that the Underwriter proposes to reoffer the Securities to the public (the “Offering”).
          In consideration of the execution of the Underwriting Agreement by the Underwriter, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Barclays Capital Inc., the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any options) or securities convertible into or exercisable or exchangeable for Common Stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or any other securities of the Company or (4) publicly disclose the intention to do any of the foregoing, for a period commencing on the date hereof and ending on the 90th day after the date of the Prospectus relating to the Offering (such 90-day period, the “Lock-Up Period”).
          Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless Barclays Capital Inc. waives such extension in writing. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Letter Agreement during the period from the date of this Lock-Up Letter Agreement to and including the 34th day following the expiration of the Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as such may have been extended pursuant to this paragraph) has expired.
          In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.
          It is understood that, if the Company notifies the Underwriter that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.
          The undersigned understands that the Company and the Underwriter will proceed with the Offering in reliance on this Lock-Up Letter Agreement.
          Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriter.
[Signature page follows]

2

          The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,
By:
Name:
Title:

Dated: _______________
Signature Page to Lock-Up Letter Agreement

EXHIBIT B-1
FORM OF OPINION OF ISSUER’S COUNSEL
          1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.
          2. The Subsidiary is validly existing under the laws of the State of Florida and its status is active.
          3. The Securities are in the form contemplated by the Indenture. The Securities have been duly authorized, executed and issued by the Company and, assuming due authentication thereof by the Trustee in accordance with the terms of the Indenture and upon delivery to the Underwriter against payment therefor in accordance with the terms of the Agreement, will be entitled to the benefits of the Indenture and will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization moratorium and other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law);
          4. The Underlying Securities have been duly authorized and reserved for issuance upon conversion of the Securities by all necessary corporate action on the part of the Company and the Underlying Securities, if and when issued upon conversion of the Securities in accordance with the terms of the Indenture and the Securities, will be validly issued, fully paid and non-assessable, and will not be subject to any preemptive or similar rights under the DGCL or the Company Charter or Company Bylaws.
          5. The Agreement has been duly and validly authorized, executed and delivered by the Company and the Subsidiaries.
          6. The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms (subject, as to enforcement of legal remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect, and, as to remedies of specific performance and injunctive and other forms of equitable relief, to equitable defenses or principles and to the discretion of the court before which any proceeding may therefor be brought).
          7. No consent, approval, waiver, license or authorization or other action by or filing with any federal, Delaware corporate or New York State governmental authority is required in connection with the execution and delivery by the Company of the Agreement, the Securities and the Indenture, the consummation by the Company of the transactions contemplated thereby or the performance by the Company of its obligations thereunder, other than (a) filings and other actions required pursuant to the Securities Act of 1933, as amended and/or the Securities Exchange Act of 1934, as amended and the rules and regulations thereunder or pursuant to federal and state securities or blue sky laws, as to which we express no opinion,

Exhibit B-1-1

(b) pursuant to any rules, regulations or requirements promulgated by The Financial Industry Regulatory Authority or The NASDAQ Stock Market LLC, as to which we express no opinion, and (c) those already obtained.
          8. No consent, approval, waiver, license or authorization or other action by or filing with any federal, Florida or New York State governmental authority is required in connection with the execution and delivery by the Subsidiaries of the Agreement, the consummation by the Subsidiaries of the transactions contemplated thereby or the performance by the Subsidiaries of their obligations thereunder, other than (a) filings and other actions required pursuant to the Securities Act of 1933, as amended and/or the Securities Exchange Act of 1934, as amended and the rules and regulations thereunder or pursuant to federal and state securities or blue sky laws, as to which we express no opinion, (b) pursuant to any rules, regulations or requirements promulgated by The Financial Industry Regulatory Authority or The NASDAQ Stock Market LLC, as to which we express no opinion, and (c) those already obtained.
          9. The Registration Statement has become effective under the Securities Act, and we are not aware of any stop order suspending the effectiveness of the Registration Statement. To our knowledge, no proceedings therefor have been initiated or overtly threatened by the Commission and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule.
          10. The Registration Statement, on the Effective Date and on the date hereof, and the Prospectus, when filed with the Commission pursuant to Rule 424(b) and on the date hereof (except for the financial statements and related notes thereto, the financial statement schedules and the other financial, statistical and accounting data included or incorporated by reference in the Registration Statement or the Prospectus, as to which we express no opinion) comply or complied, as the case may be, to form in all material respects with the requirements of the Securities Act, and the rules and regulations thereunder. The Registration Statement, on the Effective Date and on the date hereof, complied or complies, as the case may be, to form in all material respects with the requirements of the Trust Indenture Act.
          11. The documents incorporated by reference in the Prospectus, when filed with the Commission (except for the financial statements and related notes thereto, the financial statement schedules and the other financial, statistical and accounting data included in such documents, as to which we express no opinion) complied to form in all material respects with the requirements of the Exchange Act, and the rules and regulations thereunder.
          12. The authorized capital stock of the Company consists of 50,000,000 shares of common stock, par value $1.00 per share, and 10,000,000 shares of preferred stock, par value $0.10 per share.
          13. The statements in the most recent Preliminary Prospectus and the Prospectus under the captions “Description of Notes,” “Description of Capital Stock,” “Description of Debt Securities” and “Certain U.S. Federal Income Tax Consideration,” insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly

Exhibit B-1-2

present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein in all material respects.
          14. The Company is not, and after giving effect to the offer and sale of the Securities and the application of the proceeds therefrom as described under “Use of Proceeds” in the most recent Preliminary Prospectus and the Prospectus will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
          15. The execution and delivery by the Company of the Agreement, the Securities and the Indenture and the performance by the Company of its obligations thereunder will not conflict with, constitute a default under or violate (i) any of the terms, conditions or provisions of the Certificate of Incorporation or by-laws of the Company, (ii) any of the terms, conditions or provisions of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument that is included as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, (iii) New York State, Delaware corporate or federal law or regulation (other than federal and state securities or blue sky laws, as to which we express no opinion in this paragraph) or (iv) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on the Company of which we are aware that could reasonably be expected to have a Material Adverse Effect.
          16. The execution and delivery by the Subsidiary of the Agreement and the performance by the Subsidiary of their obligations thereunder will not conflict with, constitute a default under or violate (i) any of the terms, conditions or provisions of applicable governing documents of the Subsidiary, (ii) any of the terms, conditions or provisions of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument that is included as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, (iii) New York State, Florida State or federal law or regulation (other than federal and state securities or blue sky laws, as to which we express no opinion in this paragraph) or (iv) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on the Subsidiary of which we are aware that could reasonably be expected to have a Material Adverse Effect.
          The opinions expressed herein are limited to the laws of the State of Delaware, the laws of the State of New York, the laws of the State of Florida, the corporate laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.
          Such counsel shall also have furnished to the Underwriter a written statement, addressed to the Underwriter and dated the Delivery Date, substantially as follows:
          The primary purposes of our professional engagement were not to establish or confirm factual matters or financial or quantitative information, and many determinations involved in the preparation of the Offering Documents are of a non-legal character. In addition, we have not undertaken any obligation to verify independently any of the factual matters set forth in the Offering Documents or in the documents incorporated by reference therein (the “Incorporated Documents”). Consequently, in this letter we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained

Exhibit B-1-3

or incorporated by reference in the Offering Documents. Also, we do not make any statement herein with respect to any of the financial statements and related notes thereto, the financial statement schedules or the financial, statistical or accounting data contained or incorporated by reference in the Offering Documents.
          We have reviewed the Offering Documents (including the Incorporated Documents) and we have participated in conferences with representatives of the Company, its independent public accountants, you and your counsel, at which conferences the contents of the Offering Documents, the Incorporated Documents and related matters were discussed. However, we did not participate in the preparation of the Incorporated Documents (with the exception of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, the Company’s Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2010, June 30, 2010 and September 30 and the Company’s Definitive Proxy Statement on Schedule 14A, dated April 29, 2010).
          Subject to the foregoing, we confirm to you that, on the basis of the information we gained in the course of performing the services referred to above, (a) the Registration Statement (including the Incorporated Documents), as of its most recent effective date (which for purposes of this letter is understood to be the date of the Agreement), and the Prospectus (including the Incorporated Documents), as of its date, appeared on their face to be appropriately responsive, in all material respects relevant to the offering of the Securities, to the applicable requirements of the Securities Act and the rules and regulations thereunder, and (b) no facts have come to our attention which cause us to believe that (i) the Registration Statement (including the Incorporated Documents), as of its most recent effective date (which for purposes of this letter is understood to be the date of the Agreement), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, (ii) the Pricing Disclosure Package (including the Incorporated Documents), as of 8:00 AM on February 1, 2011, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Prospectus (including the Incorporated Documents), as of its date or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Exhibit B-1-4

EXHIBIT B-2
FORM OF OPINION OF GENERAL COUNSEL
          (i) Each of the Company and API has been duly organized under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses require such qualification, except where the failure to be so qualified or in good standing, in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Each of the Company and API has all power and authority necessary to own or hold its properties and conduct the businesses in which it is engaged.
          (ii) To my knowledge, other than the rights of the holders of the Securities, employees’ and directors’ rights under the stock option plans described in the Prospectus, rights of holders of the Company’s 4.50% Convertible Senior Notes due 2024 and the rights of the parties pursuant to that certain Earnout Agreement dated October 25, 2010 by and among the Company, JEN I, L.P. and Jen Residential LP, there are no other rights to subscribe for or to purchase any of the shares of the Company’s common stock, par value $1.00, pursuant to any agreement or other instrument.
          (iii) All of the issued shares of capital stock of API have been duly authorized and validly issued, are fully paid, non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
          (iv) To my knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act, other than that certain Registration Rights Agreement by and among the Company and certain affiliates of JEN Partners LLC, dated October 25, 2010.
          (v) To my knowledge, there is no litigation, legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or its Subsidiaries is the subject that could reasonably be expected to have a Material Adverse Effect or could reasonably be expected to have a material adverse effect on the performance of the Agreement or the consummation of the transactions contemplated thereby.

Exhibit B-2-1

EXHIBIT C
Avatar Holdings Inc.
Final Term Sheet
February 1, 2011

Exhibit C-1